CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

We hereby consent to the use in this Post-Effective Amendment No. 41 to the registration statement on Form N-1A ("Registration Statement") of our report dated February 18, 1999, relating to the financial statements and financial highlights of the Touchstone Emerging Growth Fund A, Touchstone International Equity Fund A and Touchstone Value Plus Fund A, each a series of the Touchstone Select Advisors Trust A, currently known as the Touchstone Series Trust, which appear in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Pricewaterhouse Coopers LLP
Boston, Massachusetts
April 27, 2000